EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RETIREMENT OF JIM TOBIN
AND APPOINTMENT OF RAY ELLIOTT
AS NEW PRESIDENT AND CEO

Natick, MA (June 25, 2009) – Boston Scientific Corporation (NYSE: BSX) announced today that President and Chief Executive Officer (CEO) Jim Tobin will retire from the Company, and that its board of directors has appointed Ray Elliott the new President and CEO, effective July 13.

“Ten years ago this month, I began my tenure as CEO of Boston Scientific, and two months from now, I will turn 65,” said Tobin.  “Over the course of the past decade, we have built a stronger, more diversified company that is well positioned for the future.  We have achieved this due largely to the support of our employees, customers and investors, and I would like to take this opportunity to thank them.  Now is an appropriate time for me to turn over the leadership of the Company to Ray Elliott, our new CEO.  Ray is an outstanding choice, and he has my full and enthusiastic support.  We will have a smooth transition, which will culminate with Ray taking over next month.”

“The board accepts Jim’s decision to retire with understanding and enormous gratitude,” said Pete Nicholas, Chairman of the Board of Boston Scientific.  “Jim led Boston Scientific through a period of tremendous growth and diversification that transformed the Company.  Thanks to his leadership and the efforts of thousands of Boston Scientific employees, our Company has strengthened its position as a worldwide leader in less-invasive medicine.  More important, while Jim has been CEO, Boston Scientific has helped improve the lives of millions of patients.  On behalf of the board, I would like to recognize and thank Jim for these and so many other accomplishments.”

Elliott, 59, has more than 35 years of experience leading health care and consumer products companies.  He led the orthopedics company Zimmer Holdings Inc. for 10 years, joining the company as President and rising to become Chairman, President and CEO.  Prior to joining Zimmer, he served as President and CEO of Cybex International Inc., a medical rehabilitation and cardiovascular products company.  He has also served as President and Chairman of various divisions of Southam Inc., a communications group, and as Group President of the food and beverage company John Labatt Ltd.  He began his career in the health care industry with American Hospital Supply Corp. – now Baxter International Inc. – where he served for 15 years in sales, marketing, operations, business development and general management positions, leading to his appointment as President of all the Far East divisions, based in Tokyo.  He has also served on a number of boards, including AdvaMed, where he was chair of its orthopedics sector.  He was a member of the Boston Scientific board of directors from

2007 until earlier this year.  In addition to serving as President and CEO of Boston Scientific, he will rejoin the board.  He holds a bachelor’s degree from the University of Western Ontario, Canada.

During Elliott’s leadership of Zimmer, sales and market capitalization quadrupled.  Sales increased from approximately $1 billion in 1997 to approximately $4 billion in 2007.   Elliott oversaw taking Zimmer public in 2001, with an initial market capitalization of approximately $5 billion.  At the time of his departure in 2007, the company’s market capitalization was more than $20 billion.  In 2005 he was named “Best CEO in America” for Health Care (Medical Supplies and Devices), by Institutional Investor magazine.

“We are delighted that Ray will be joining us as only the third CEO of Boston Scientific,” said Nicholas.  “His long and proven track record in leadership positions has prepared him well for this role.  Ray is an extremely capable leader with extensive experience running global health care companies.   We have gotten to know Ray well as a leader and colleague in the industry, as well as from his service on our board.  We are confident he offers the right combination of experience, results and talents for Boston Scientific going forward.”

“As chair of the search committee, I had the opportunity to review a number of strong candidates, and Ray stood out convincingly as our top choice,” said Ernest Mario, Ph.D., a member of the Company’s board of directors.  “His experience and success leading large, complex, international companies -- coupled with his specific expertise in medical devices-- made him the clear selection to be Boston Scientific’s new CEO.   We are very pleased that Ray will be assuming the leadership of the Company.”

“It’s an honor to follow Pete and Jim as the CEO of Boston Scientific, a company with great products and technologies, a rich pipeline creating substantial future growth potential, and of course, outstanding people,” said Elliott.  “I look forward to leading the Boston Scientific team and building on the impressive tradition of delivering innovative medical solutions to patients and physicians.  I am committed, as always, to creating value for them, our employees and our shareholders.”

Mr. Tobin and Mr. Elliott will host an investor conference call at 9:00 a.m. (ET) today. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding changes in our executive management; our products, technologies and pipeline; our programs to increase shareholder value and our growth strategy. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation